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                                                                  EXHIBIT 10.22

                                 PROMISSORY NOTE

$100,000                                                           New York, NY
                                                              December 11, 1995

    FOR VALUE RECEIVED, HEARx LTD., a Delaware corporation ("Borrower"), hereby promises to pay to the order of BRUCE M. LANGONE (the "Holder"), the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000), together with interest thereon at the rate of seven percent (7%) per annum.

    Interest on the unpaid principal amount of this Note shall be paid in arrears pro rata for the prior calendar month, and shall be payable on the first day of each month, commencing on January 1, 1996.

    Borrower shall repay the principal sum in full on December 11, 1996. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty.

    Payment received hereunder shall be applied first to the payment of interest and then to the payment of principal, unless otherwise agreed by the Holder.

    Both principal and interest payments shall be made in lawful money of the United States at the business office of the Holder, or at such other place as the Holder may from time to time direct.

    Upon an Event of Default (as defined below) hereunder, the principal sum hereunder and all interest then accrued shall be immediately due and payable without notice to or demand on Borrower, and interest accruing hereunder shall increase by 200 basis points per annum. An Event of Default shall include:

         (i) the failure of Borrower to make any payment of principal or interest hereunder, which failure shall continue five days after notice thereof provided by the Holder;

         (ii) the failure by Borrower to make any other payment required hereby, which failure shall continue five days after notice thereof provided by the Holder;

         (iii) the admission in writing by Borrower of its inability to pay its debts as they become due;

         (iv) the making by Borrower of a general assignment for the benefit of creditors; or

         (v) the institution by or against Borrower of any proceedings seeking the appointment of a trustee, receiver, custodian or liquidator for itself or a substantial part of its property, or seeking its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts, or seeking similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; provided, however, if any such proceedings are instituted against Borrower, such proceedings shall have remained undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty or more days.

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    This Note may be assigned by the Holder at any time.

    In addition to and not in limitation of the foregoing, Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

    Presentment for payment, demand, protest, dishonor and notice of dishonor are hereby waived.

    The parties intend that this Note shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to principals of conflicts of laws or choice of law.

    Borrower consents to the personal jurisdiction of the Federal or State Courts located in the State of New York and agrees that venue shall be proper and the forum shall be convenient in the County of New York if suit is filed to enforce, interpret or construe this Note. ALL PARTIES HEREBY MUTUALLY AND RECIPROCALLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY PROCEEDING HEREON OR RELATED HERETO.

    IN WITNESS WHEREOF, Borrower has caused the due execution hereof on the day and year first above written.

                                  HEARx LTD.

Attest:

/s/ Doris M. Davis                By: /s/
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Title: Assistant Secretary            Title: